EXHIBIT 10.79

PROMISSORY NOTE

Loan No. 6107248

$6,150,000.00	May 31, 2007

FOR VALUE RECEIVED, the undersigned, ARGONNE BRIDGE, LLC, an Illinois limited liability company (“ARGONNE”) and JES ARGONNE BRIDGE, LLC, a Delaware limited liability company (“JES”; JES and Argonne, collectively, “Borrower”), each having an address at 233 South Wacker Drive, Suite 350, Chicago, Illinois 60606, jointly and severally promise to pay to the order of PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”), at the office of Lender c/o Prudential Asset Resources, 2200 Ross Avenue, Suite 4900E, Dallas, Texas 75201 or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of Six Million One Hundred Fifty Thousand and 00/100 Dollars ($6,150,000.00) (the “Loan”) together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby at the Note Rate (as hereinafter defined), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.

DEFINITIONS

“Applicant” shall mean the person or entity who or which applied for the Loan.

“Business Day” shall mean any day other than a Saturday, a Sunday, a legal holiday or other day on which commercial banks in the state where the Security Property is located are authorized or required to close. All references in this Note to a “day” or “date” shall be to a calendar day unless specifically referenced as a Business Day.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Default Rate” or “Default Interest Rate” shall mean a rate per annum equal to four percent (4.0%) plus the Note Rate, or if such increased rate of interest may not be charged or collected under applicable law, then at the maximum rate of interest which may be charged or collected from Borrower under applicable law.

“Defeasance” shall mean the release of the Security Property from the lien of the Security Instrument in accordance with the provisions of Article III hereof.

“Defeasance Collateral” shall mean direct, non-callable obligations of the United States of America or similar REMIC eligible collateral acceptable to Lender and the Rating Agencies, which obligations or collateral must, in any event, be in compliance with Treasury Reg. Section 1.860G-2(a)(8)(i), that provide for payments prior, but as close as possible, to each and every successive Payment Date occurring after the Defeasance Date through and including the Maturity Date, with each such payment being equal to or greater than (i) the Monthly Payment Amount and (ii) with respect to the payment due on the Maturity Date, the entire outstanding principal balance of this Note together with any interest accrued as of such date and all other amounts payable pursuant to the Loan Documents.

“Defeasance Date” shall mean the date of the Defeasance.

“Defeasance Deposit” shall mean a sum of money in immediately available funds sufficient to enable Lender to purchase the Defeasance Collateral.

“Defeasance Period” shall mean the period of time commencing on the date which is the earlier to occur of (a) four (4) years following the date hereof and (b) the date occurring twenty-five (25) months after the Trust “startup day” (within the meaning of Section 860G(a)(9) of the Code) and ending on the date that is three months prior to the Maturity Date.

“Defeasance Security Agreement” shall mean a pledge and security agreement, in form and substance satisfactory to Lender in its sole discretion, creating a first priority security interest in favor of Lender in the Defeasance Deposit and the Defeasance Collateral.

“Event of Default” is defined in Section 2.01, below, and further described in the Security Instrument.

“First Payment Date” shall mean July 5, 2007.

“Guarantor” shall mean any guarantor or indemnitor in respect of all or any portion of the Loan or the obligations under the Loan Documents.

“Late Charge” shall mean an amount equal to the lesser of five percent (5.0%) of the amount of any payment not timely paid under the Loan Documents or the maximum amount, if any, which may be charged or collected from Borrower under applicable law.

“Loan” shall mean the indebtedness evidenced by this Note.

“Loan Documents” shall mean the Security Instrument, together with this Note and all other documents now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby, as amended or modified from time to time. “Loan Document” shall refer to any one of such documents.

“Lock-out Period” shall mean the period commencing on the date hereof to but not including the date that is three (3) months prior to the Maturity Date.

“Maturity Date” shall mean June 5, 2017.

“Monthly Payment Amount” shall mean an amount equal to interest accrued and unpaid under this Note, plus as applicable, in any event, amounts required under Section 2.02, below.

“Note Rate” shall mean a rate of five and sixty one hundredths percent (5.61%) per annum.

“Owner Group” shall mean, collectively, Borrower, Guarantor and any entity or individual which or who, directly or indirectly, owns, controls or holds the power to vote twenty (20%) percent or more of the voting securities or other equity interests in Borrower.

“Payment Date” shall mean, with respect to any calendar month, the fifth day of such month; provided, however, that if the fifth day of a given month shall not be a Business Day, then the Payment Date for such month shall be the next Business Day to occur after the fifth day of such month.

“Payment Differential” shall mean an amount equal to (i) the Note Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under this Note after application of the constant monthly payment due under this Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero.

“Prepayment Premium” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount being prepaid or (ii) the present value of a series of payments each equal to the Payment Differential and payable on each Payment Date over the remaining original term of this Note through and including the Maturity Date, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such Payment Date and the Maturity Date.

“Rating Agency(ies)” shall mean the nationally recognized statistical rating organizations that provide, or Lender determines may provide, a rating on any certificates issued in connection with a securitization of the Loan.

“Reinvestment Yield” shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by this Note, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

“REMIC” shall mean a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

“Secondary Market Transaction” means a transaction contemplated under Section 4.07 hereof, and as further defined in the Security Instrument.

“Security Instrument” shall mean that certain Mortgage and Security Agreement (as amended, consolidated, modified, severed or spread from time to time) from Borrower to Lender, dated on or about the date hereof.

“Security Property” shall mean all property (whether real or personal), rights, estates and interests, including, but not limited to, the real property located at 10330 Argonne Woods Drive, Woodridge, Illinois, as encumbered by the Security Instrument, now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents. The real property is sometimes referred to herein as the “Property”.

“Successor Borrower” shall have the meaning given to the term in Section 3.02 hereof.

“Trust” shall mean the REMIC that may hold this Note.

ARTICLE I

TERMS AND CONDITIONS

1.01 Payment of Principal and Interest.

(a) Computation of Interest. Interest shall be computed hereunder based on a 360-day year and payable for the actual number of days elapsed for any whole or partial month in which interest is being calculated. Interest shall accrue from the date on which funds are advanced (regardless of the time of day such advance is made) through and including the day on which funds are credited pursuant to Section 1.01(b) hereof. The interest accrual period with respect to each Monthly Payment Amount due on each Payment Date shall be from and after the fifth day of the calendar month immediately preceding such Payment Date.

(b) Crediting of Payments. Payments in federal funds immediately available in the place designated for payment shall be credited prior to close of business if received by Lender prior to 2:00 p.m. local time on a Business Day at said place of payment, and if received after such time of day shall be deemed for all purposes (including, without limitation, the accrual of interest) to have been received on the next Business Day. Other payments, at the option of Lender, may not be credited until immediately available to Lender in federal funds at the place designated for payment prior to 2:00 p.m. local time at said place of payment on a Business Day.

(c) Payment Schedule. Interest shall be payable in consecutive monthly installments in a sum equal to the Monthly Payment Amount due on the Payment Date of each calendar month beginning on the First Payment Date and continuing on the Payment Date of each and every calendar month thereafter until repayment in full of this Note. On the Maturity Date the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, and all sums due hereunder shall be due and payable in full.

(d) Application of Payments. Except as otherwise provided in this Note, so long as no Event of Default exists, each Monthly Payment Amount shall be applied first, to any amounts (other than principal) hereafter advanced by Lender hereunder or under any other Loan Document; second, to any late fees and other amounts payable to Lender; third, to the payment of accrued interest; and last to reduction of principal. Following an Event of Default, payments may be applied to the amounts due and payable under the Loan Documents in such order, manner and time as Lender may elect, in its sole discretion.

(e) Payment of Short Interest. If the advance of the principal amount evidenced by this Note is made on a date after the fifth day of a calendar month, then Borrower shall pay to Lender, contemporaneously with the execution hereof, interest at the Note Rate for a period from the date hereof through and including the fourth day of the following calendar month. If the advance of the principal amount evidenced by this Note is made on a date prior to the fifth day of a calendar month, then Borrower shall pay to Lender, contemporaneously with the execution hereof, interest at the Note Rate for a period from the date hereof through and including the fourth day of such calendar month.

1.02 Prepayment.

(a) General. This Note may not be prepaid, in whole or in part, at any time, including, but not limited to, during the Lock-out Period, except as otherwise expressly provided herein. In the event that Borrower wishes to have the Security Property released from the lien of the Security Instrument and the other Loan Documents, upon the commencement of the Defeasance Period, Borrower’s sole option shall be a Defeasance upon satisfaction of the terms and conditions set forth in Article III hereof. Nothing contained in this note shall be construed in a way that will give rise to any obligation on the part of Lender to accept a voluntary prepayment prior to the commencement of the Defeasance Period.

(b) Prepayment after Lock-out Period. After the expiration of the Lock-out Period, Borrower may prepay this Note in whole only, and without the payment of any prepayment premium or yield maintenance charge, provided that (i) written notice of such prepayment is received by Lender not more than sixty (60) days and not less than thirty (30) days prior to the date of such prepayment, (ii) such prepayment is accompanied by all accrued but unpaid interest hereunder and all other sums due hereunder and under the other Loan Documents and (iii) such prepayment (x) is received by Lender on a Payment Date, or (y) if not received on a Payment Date, is accompanied by a payment of interest, calculated at the Note Rate, on the amount prepaid, based on the number of days from the date such prepayment is received through the next Payment Date.

(c) Acceleration and Casualty. Upon Lender’s acceleration of the indebtedness evidenced hereby (irrespective of whether foreclosure proceedings have been commenced), Borrower shall pay Lender the Prepayment Premium based on the outstanding principal balance on this Note, plus, if such acceleration occurs prior to the end of the Lock-out Period, an additional prepayment fee of three percent (3%) of the principal balance of this Note. Prepayments of this Note shall be permitted without the imposition of the Prepayment Premium and such additional prepayment fee only in connection with Lender’s application of insurance or condemnation proceeds on account of the Loan in accordance with the terms and provisions of the Security Instrument; provided, however, if an Event of Default shall have occurred and be continuing at the time of the related casualty or condemnation, in addition to applying such proceeds as provided in the Security Instrument, Borrower shall pay the Prepayment Premium to Lender plus, if such casualty or condemnation occurs prior to the end of the Lock-out Period, an additional prepayment fee of three percent (3%) of the principal balance of this Note.

(d) Calculation of Prepayment Fees, Other Fees and General Provisions. Without limiting any other provision of this Note, no tender of a prepayment of this Note with respect to which a Prepayment Premium and/or other amount is due shall be effective unless such prepayment is accompanied by such Prepayment Premium and all other amounts, if any, due hereunder. In the event that any Prepayment Premium or other fee or amount is due hereunder, Lender shall deliver to Borrower a statement setting forth the amount and determination thereof, and, provided that Lender shall have in good faith applied the formulae described herein, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error. Lender shall not be obligated or required to have actually reinvested the prepaid principal balance as a condition to receiving the Prepayment Premium. No principal amount repaid or defeased may be reborrowed. Prepayments shall be applied first to the final payment due under this Note and, thereafter, to installments due under this Note in inverse order of their due dates. Lender, at its option, may elect to use such prepayment proceeds, premium and/or fees to economically defease an amount of the Loan equal to the proceeds applied as a prepayment, in the manner provided in Article III below. No prepayment shall reduce the Monthly Payment Amount payable hereunder. No notice of prepayment by Borrower shall be required in connection with an application of insurance or condemnation proceeds.

1.03 Security. The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other things, the Security Instrument. All of the terms and provisions of the Loan Documents are incorporated herein by reference. Some of the Loan Documents are to be filed or recorded on or about the date hereof in the appropriate public records.

ARTICLE II

DEFAULT

2.01 Event of Default. It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above and such payment is not made on or before the date such payment is due (without limiting the foregoing, no grace or notice period is provided for the payment of principal and interest due on any Payment Date, including the Maturity Date), or should any other default occur under the Loan Documents which is not cured within any applicable grace or cure period, an “Event of Default” shall exist hereunder, and in such event, the indebtedness evidenced hereby, including, without limitation, all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Lender and without notice to Borrower, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity.

2.02 Late Charges; Default Interest Rate and Liquidated Damages. In the event that any payment under the Loan Documents is not received by Lender on the date when due (subject to the applicable grace period, if any), then in addition to any default interest payments due hereunder, Borrower shall also pay to Lender the Late Charge. So long as any Event of Default exists, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note from the date of the default at the Default Rate, and such default interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any late payment, Event of Default or prepayment, and the late charges, default interest and prepayment fees, premiums, fees, and charges described in this Note are reasonable estimates of those damages and do not constitute a penalty.

2.03 Cumulative Remedies. The remedies of Lender in this Note or in the other Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender’s discretion. In the event this Note, or any part hereof, is collected by or through an attorney-at-law, Borrower agrees to pay all costs of collection, including, but not limited to, reasonable, attorneys’ fees.

2.04 Exculpation. Subject to the qualifications hereinbelow set forth, Lender agrees that (i) Borrower shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the Security Property, (ii) if an Event of Default occurs, any judicial or other proceedings brought by Lender against Borrower shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and the other obligations of Borrower under the Loan Documents, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Borrower other than the Security Property (other than as expressly provided in the Loan Documents and except with respect to the liability described below in this Section 2.04), and (iii) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Lender against Borrower, except with respect to the liability described below, and provided, however, that, notwithstanding the foregoing provisions of this Section 2.04, Borrower shall be fully and personally liable and subject to legal action for any and all fees, costs, expenses, damages, liabilities, obligations, claims, demands, settlements, awards, judgments and losses (including, without limitation, legal fees and costs as well as other expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim) incurred, suffered or sustained by Lender, resulting from any acts, omissions or alleged acts or omissions arising out of or otherwise relating to, or otherwise arising out of or relating to, any one or more of the following:

(a) The misapplication or misappropriation by Borrower of insurance proceeds, condemnation awards, lease security and/or other deposits and/or Necessary Property Receipts (as defined in the Security Instrument);

(b) Rents, issues, profits and revenues of all or any portion of the Security Property received or applicable to a period after the occurrence of any Event of Default or after any event which, with the giving of notice and/or the passage of time, would constitute an Event of Default, which are not applied to pay, first (a) real estate taxes and other charges which, if unpaid, could result in liens superior to that of the Security Instrument and (b) premiums on insurance policies required under the Loan Documents and, second, the other ordinary and necessary expenses of owning and operating the Security Property and to sums due under the Loan Documents;

(c) Waste committed on the Security Property or damage to the Security Property as a result of intentional misconduct or gross negligence or the removal of all or any portion of the Security Property in violation of the terms of the Loan Documents;

(d) Fraud or material misrepresentation or failure to disclose a material fact (including, without limitation, with respect to any such fraud, misrepresentation or failure to disclose in any materials delivered to Lender) by Borrower, Guarantor or Applicant or by any other person or entity authorized or apparently authorized to make statements or representations on behalf of Borrower, Guarantor or Applicant in connection with the Loan application, Loan closing or security of or for the Loan, or otherwise in connection with the Security Property or the Loan, which personal liability, notwithstanding any provision in this Section to the contrary, shall be equal to all sums then outstanding pursuant to the Loan Documents (including, but not limited to, principal and accrued interest) and, to the extent not then outstanding pursuant to the Loan Documents, any fees, costs, expenses, losses or damages incurred or suffered by Lender (including, but not limited to, legal fees and costs) by reason of such fraud, material misrepresentation or failure to disclose;

(e) The filing of any petition for bankruptcy, reorganization or arrangement pursuant to state or federal bankruptcy law, or any similar federal or state law, by any one or more persons or entities within the Owner Group (other than Borrower or Guarantor) against Borrower or Guarantor, or if any proceeding seeking the dissolution or liquidation of Borrower or Guarantor shall be commenced by any one or more persons or entities within the Owner Group (other than Borrower or Guarantor); and/or

(f) The failure by Borrower to maintain its status as a single purpose and, if applicable, bankruptcy remote entity as required by the Loan Documents.

Notwithstanding anything to the contrary above or otherwise in the Loan Documents, in the event that: (A) payment of the first full installment of the Monthly Payment Amount (together with all required reserves) is not paid when due; (B) Borrower fails to obtain Lender’s prior written consent to any subordinate financing or other voluntary lien encumbering the Security Property or direct or indirect interests in Borrower if and to the extent such consent is required under the Loan Documents; (C) Borrower fails to obtain Lender’s prior written consent to any assignment, transfer or conveyance of the Security Property or any portion thereof or any interest therein or directly or indirectly in Borrower if and to the extent such consent is required under the Loan Documents; (D) any member of the Owner Group brings or consents to any action or proceeding for the partition of the Property or any portion thereof or interest therein; (E) HSA Commercial, Inc. is terminated as the property manager of the Property in violation of the Loan Documents and any constituent entity comprising Borrower shall have voted in favor of such termination under the property management agreement; or (F) any petition for bankruptcy, reorganization or arrangement pursuant to state or federal bankruptcy law, or any similar federal or state law, shall be filed or consented to, or acquiesced in by, Borrower or Guarantor, or Borrower or Guarantor seeks (or consents to, or acquiesces in) the appointment of a receiver, liquidator or trustee, or any proceeding for the dissolution or liquidation of Borrower or Guarantor shall be instituted or consented to, or acquiesced in by Borrower or Guarantor, then (i) the Loan shall be fully recourse to Borrower and (ii) Lender shall not be deemed to have waived any right which Lender may have under Section 506 (a), 506 (b), 1111(b) or any other provisions of the U.S. Bankruptcy Code as same may be amended or replaced to file a claim for the full amount of the Loan or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with the Loan Documents. Notwithstanding the foregoing, in the event of the occurrence of any of the events described in subpart D of this paragraph occur with respect to any Guarantor (a “Guarantor Bankruptcy Event”), for so long as the Guarantors who have not been the subject of a Guarantor Bankruptcy Event have a combined net worth of at least $7,000,000.00, then the occurrence of such Guarantor Bankruptcy Event shall not, in and of itself, trigger the recourse provisions of this paragraph.

Nothing contained in this Section 2.04 shall (1) be deemed to be a release or impairment of the indebtedness evidenced by this Note or the other obligations, guaranties or indemnities of Borrower under the Loan Documents or the lien of the Loan Documents upon the Security Property, or (2) preclude Lender from foreclosing the Loan Documents in case of any default or from enforcing any of the other rights of Lender except as stated in this Section 2.04, or (3) reduce, release, relieve, waive, limit or impair in any way whatsoever the Indemnity and Guaranty Agreement or the Hazardous Substances Indemnity Agreement each of even date executed and delivered in connection with the indebtedness evidenced by this Note, or release, relieve, reduce, waive or impair in any way whatsoever (x) any obligation of any party to such Indemnity and Guaranty Agreement or Hazardous Substances Indemnity Agreement or (y) any other guaranty or indemnity set forth in the Loan Documents.

ARTICLE III

DEFEASANCE

3.01 Conditions Precedent to Defeasance. At any time during the Defeasance Period, Borrower may obtain a release of the Security Property from the lien of the Security Instrument and the other Loan Documents upon the satisfaction of the following conditions:

(a) not less than sixty (60) days’ or more than ninety (90) days’ prior written notice shall be given to Lender specifying the Defeasance Date which must be a Payment Date during the Defeasance Period;

(b) payment in full on or prior to the Defeasance Date of all accrued and unpaid interest and all other sums due under this Note and under the other Loan Documents up to and including the Defeasance Date, and all fees, costs and expenses charged or incurred by Lender, the Rating Agencies or the Loan servicers, or their respective agents or representatives, or any other party, in connection with such Defeasance (including, without limitation, reasonable legal fees and expenses and any revenue, documentary, stamp, intangible or other taxes, charges or fees due in connection with transfer of this Note, assumption of this Note or substitution of collateral for the Security Property) (Lender shall be entitled to deduct all such fees, costs, expenses and charges from any sums it is holding);

(c) no Event of Default, and no event or condition that, with the giving of notice or passage of time or both, would constitute an Event of Default, shall exist either at the time Borrower gives notice of the Defeasance Date to Lender or on the Defeasance Date;

(d) at least ten (10) days prior to the Defeasance Date, Borrower shall pay to Lender the Defeasance Deposit with which Lender, as irrevocable attorney-in-fact of Borrower (coupled with an interest), shall cause the purchase of the Defeasance Collateral (which purchase may be through an affiliate of Lender), at Borrower’s sole cost and expense, including, without limitation, any brokerage or other transaction fees associated with such purchase;

(e) the Defeasance Collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender (including, without limitation, such instruments as may be required by the depository institution holding such securities to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to create a first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing granting of such security interests; and

(f) Borrower shall deliver the following to Lender on or prior to the Defeasance Date:

(i) the Defeasance Security Agreement, which shall provide, among other things, that any excess received by Lender from the Defeasance Collateral over the amounts payable by Borrower hereunder shall be refunded to Borrower promptly after each monthly Payment Date;

(ii) a certificate of Borrower certifying that all of the requirements set forth in this Section 3.01 have been satisfied;

(iii) an opinion of counsel for Borrower in form and substance, and delivered by counsel, satisfactory to Lender in its sole discretion stating, among other things, (x) that Lender has a perfected first priority security interest in the Defeasance Deposit and the Defeasance Collateral, (y) that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms and (z) that the Defeasance will not cause the Trust to (a) fail to qualify as a REMIC or (b) be subject to any “prohibited transaction” tax as defined in Section 860F of the Code;

(iv) evidence in writing from each of the Rating Agencies to the effect that such release will not result in a qualification, downgrade or withdrawal of any rating in effect immediately prior to the Defeasance Date for any securities issued in connection with a Secondary Market Transaction; and

(v) such other certificates, opinions, documents or instruments as Lender may reasonably require including, without limitation, a certification (reasonably acceptable to Lender) of an independent certified public accountant (reasonably acceptable to Lender) that the Defeasance Collateral is sufficient to pay this Note in accordance with its terms.

3.02 Requirements of the Successor Borrower. Upon a defeasance in accordance with Section 3.01, Borrower shall, at Lender’s request, assign all its obligations and rights under this Note to a single-purpose, bankruptcy-remote entity acceptable to Lender to be formed by Borrower at its sole cost and expense or, if required by Lender, to a single-purpose, bankruptcy-remote entity designated by Lender and formed at Borrower’s sole cost and expense

(in either event and together with its successors and assigns, and including Borrower, “Successor Borrower”). Lender shall have the right to transfer, or direct Successor Borrower to transfer, the Defeasance Collateral to another successor single-purpose, bankruptcy-remote entity designated by Lender to hold the Defeasance Collateral for all or certain of the loans, which entity was formed in connection with the securitization of the loans held by the Trust. Successor Borrower shall execute an assumption agreement in form and substance satisfactory to Lender in its sole discretion pursuant to which it shall assume Borrower’s (or its successor’s or assign’s) obligations under this Note and the Defeasance Security Agreement. The sole asset of Successor Borrower shall be the Defeasance Collateral. In connection with such assignment and assumption, Borrower and/or Successor Borrower shall:

(a) deliver to Lender an opinion of counsel in form and substance and delivered by counsel satisfactory to Lender in its sole discretion stating, among other things, that such assumption agreement is enforceable against Borrower and Successor Borrower, as applicable, in accordance with its terms and that this Note, the Defeasance Security Agreement and any and all other documents executed in connection with the Defeasance are enforceable against Borrower or Successor Borrower, as applicable, in accordance with their respective terms; and

(b) pay all costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, any fees and disbursements of legal counsel).

3.03 Release of Borrower. Upon an assumption (acceptable to Lender) by the Successor Borrower, Borrower shall be relieved of its obligations under this Note and the Defeasance Security Agreement, except to the extent of any indemnities and guarantees and the agreements relating thereto.

3.04 Release of Security Property. Upon compliance with the requirements of Section 3.01 and Section 3.02 hereof, the Security Property shall be released from the lien of the Security Instrument and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure this Note. Lender shall, at Borrower’s expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Security Instrument and the other Loan Documents from the Security Property.

ARTICLE IV

GENERAL CONDITIONS

4.01 No Waiver: Amendment. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (a) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (b) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this

Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part, unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

4.02 Waivers. Presentment for payment, demand, protest and notice of demand, intent to accelerate, acceleration, protest and nonpayment and all other notices (except those expressly provided for in the Loan Documents) are hereby waived by Borrower. Borrower hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and/or of any state thereof, both as to itself and in and to all of its property, real and personal, in respect of the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.

4.03 Limit of Validity. The provisions of this Note and of all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to Lender for the use, forbearance or retention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance owing under this Note (without incurring of paying any prepayment or similar fee or charge) in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and shall not be applied to the payment of interest. All interest (including, but not limited to, any amounts or payments deemed to be interest) paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of this Note so that the interest thereof for such full period will not exceed the maximum amount permitted by applicable law. This Section 4.03 will control all agreements between Borrower and Lender.

4.04 Use of Funds. Borrower hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes. The entire proceeds of the indebtedness evidenced by this Note are the proceeds of a “business loan”, and Mortgagor owns and operates a “business”, as such quoted terms are defined in 815 ILCS 205/4, as amended.

4.05 Unconditional Payment. Borrower is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

4.06 Miscellaneous. (a) This Note shall be interpreted, construed and enforced according to the laws of the State where the Security Property is located. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note and the other Loan Documents. All personal pronouns and defined terms used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Note. This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto, which are not contained herein or therein are terminated.

(b) SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE SECURITY PROPERTY IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS NOTE, THE SECURITY INSTRUMENT OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION PRESIDING OVER THE COUNTY IN WHICH THE SECURITY PROPERTY IS LOCATED, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND, (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT,

ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESS DESCRIBED ON THE FIRST PAGE HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

LENDER AND BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

4.07 Secondary Market. Lender may sell, transfer and deliver the Loan Documents to one or more investors in the secondary mortgage market (a “Secondary Market Transaction”). In connection with such sale or otherwise, Lender may retain or assign responsibility for servicing the Loan evidenced by this Note or may delegate some or all of such responsibility and/or obligations to one or more servicers, including, but not limited to, any subservicer or master servicer on behalf of the investors. Supplementing Section 4.06, above, all references to Lender herein shall refer to and include, without limitation, any such servicer, to the extent applicable.

4.08 Dissemination of Information. If Lender determines at any time to sell, transfer or assign this Note, the Security Instrument and the other Loan Documents, and any or all servicing rights with respect thereto, or to grant participations therein or issue, or cause to be issued, mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such participations and/or securities or any Rating Agency rating such securities, each prospective investor and each of the foregoing’s respective counsel, all documents and information which Lender now has or may hereafter acquire relating to the debt evidenced by this Note and to Borrower, any guarantor, any indemnitor and the Security Property, which shall have been furnished by Borrower, any guarantor or any indemnitor, as Lender determines necessary or desirable.

4.09 Joint and Several Liability. If Borrower consists of more than one person or entity, each is jointly and severally liable to perform the obligations of Borrower, and all representations, warranties, covenants and agreements made by Borrower are joint and several.

4.10 Special Provisions Regarding Goodyear. In the event that by June 29, 2007 Lender has not received a letter agreement between Goodyear Tire & Rubber Company (“Goodyear”) and Borrower providing that the lease between Borrower and Goodyear for premises at the Property has commenced on or before June 29, 2007, then on or before July 2, 2007 Borrower shall either (a) prepay $1,000,000.00 of the principal amount of the Loan together with the Prepayment Premium on such amount (such prepayment shall be permitted notwithstanding any contrary provisions of this Note); or (b) pay Lender a fee equal to $61,500.00. In the event that Borrower elects to pay such $61,500.00 fee and in the event that by December 31, 2007 Lender has not received satisfactory evidence that Goodyear is in occupancy, open for business and paying full contractual rent, then on or before December 31, 2007 Borrower shall prepay $1,000,000.00 of the principal amount of the Loan together with the Prepayment Premium on such amount (such prepayment shall be permitted notwithstanding any contrary provisions of this Note).

Borrower’s Tax Identification Nos.: 36-4400377 as to Argonne and 353-281358 as to JES.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Borrower has executed this Note under seal as of the date first above written.

BORROWER:

ARGONNE BRIDGE, LLC, an Illinois limited liability company

By:	/s/ John E. Shaffer
John E. Shaffer
Member of the Board of Managers

By:	/s/ Robert E. Smietana
Robert E. Smietana,
Member of the Board of Managers

By:	/s/ Melissa S. Pielet
Melissa S. Pielet,
Member of the Board of Managers

By:	/s/ Ronald T. Frain
Ronald T. Frain
Member of the Board of Managers

JES ARGONNE BRIDGE, LLC,
a Delaware limited liability company

By:	/s/ John E. Shaffer
John E. Shaffer, Manager

STATE OF ILLINOIS	)
COUNTY OF Cook	) )	SS.

I, Wendy Prince, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that John E. Shaffer, personally known to me to be a Member of the Board of Managers of Argonne Bridge, LLC, an Illinois limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered said instrument as a Member of the Board of Managers of said company, as his free and voluntary act, and as the free and voluntary act of said company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 7th day of May, 2007.

Wendy Prince
Notary Public

My Commission Expires:

STATE OF ILLINOIS	)
COUNTY OF Cook	) )	SS.

I, Wendy Prince, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Robert E. Smietana, personally known to me to be a Member of the Board of Managers of Argonne Bridge, LLC, an Illinois limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered said instrument as a Member of the Board of Managers of said company, as his free and voluntary act, and as the free and voluntary act of said company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 7th day of May, 2007.

/s/ Wendy Prince
Notary Public

My Commission Expires:

STATE OF ILLINOIS	)
COUNTY OF Cook	) )	SS.

I, Wendy Prince, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Melissa S. Pielet, personally known to me to be a Member of the Board of Managers of Argonne Bridge, LLC, an Illinois limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that she signed and delivered said instrument as a Member of the Board of Managers of said company, as her free and voluntary act, and as the free and voluntary act of said company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 7th day of May, 2007.

/s/ Wendy Prince
Notary Public

My Commission Expires:

STATE OF ILLINOIS	)
COUNTY OF Cook	) )	SS.

I, Wendy Prince, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Ronald T. Frain, personally known to me to be a Member of the Board of Managers of Argonne Bridge, LLC, an Illinois limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered said instrument as a Member of the Board of Managers of said company, as his free and voluntary act, and as the free and voluntary act of said company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 7th day of May, 2007.

/s/ Wendy Prince
Notary Public

My Commission Expires:

STATE OF ILLINOIS	)
COUNTY OF Cook	) )	SS.

I, Wendy Prince, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that John E. Shaffer, personally known to me to be a Manager of JES Argonne Bridge, LLC, an Illinois limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered said instrument as the Manager of said company, as his free and voluntary act, and as the free and voluntary act of said company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 7th day of May, 2007.

/s/ Wendy Prince
Notary Public

My Commission Expires: